Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-131431, 333-40838, 333-40846, 333-40868, 333-66390, 333-101201, 333-102039, 333-107628 and 333-110847 on Form S-8 and Registration Statement Nos. 333-128164, 333-102036, 333-153551 and 333-156459 on Form S-3 of our reports dated June 15, 2009 relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Capstone Turbine Corporation’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109) and the effectiveness of the internal control over financial reporting, of Capstone Turbine Corporation appearing in this Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 15, 2009